UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2020

INVESCO DB US DOLLAR INDEX TRUST
(Registrant)
INVESCO DB US DOLLAR BULLISH FUND; INVESCO DB US DOLLAR BEARISH FUND
(Co-Registrants)
(Exact name of registrant as specified in its charter)

Delaware	001-33317; 001-33318; and 001-33314	87-0778084 (Invesco DB US Dollar Index Bearish Fund) 87-0778082 (Invesco DB US Dollar Index Bullish Fund)
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

c/o Invesco Capital Management LLC 3500 Lacey Road, Suite 700 Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(800)
983-0903
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units of Beneficial Interest	UUP	NYSE Arca, Inc.
Common Units of Beneficial Interest	UDN	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
 12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 1.01	Entry Into a Material Definitive Agreement.
Amended and Restated Distribution Services Agreement
On May 18, 2020, Invesco DB US Dollar Index Trust (the “Trust”), on behalf of Invesco DB US Dollar Index Bullish Fund and Invesco DB US Dollar Index Bearish Fund (each, a “Fund” and together, the “Funds”), and each of the other Invesco DB exchange-traded commodity pools (the “Other Funds”) entered into an Amended and Restated Distribution Services Agreement (the “Amended and Restated Agreement”) with Invesco Distributors, Inc. (“Invesco Distributors”). The Amended and Restated Agreement amends and restates the existing Distribution Services Agreement that had governed the relationship among Invesco Distributors, the Trust, the Fund, and the Other Funds.
Pursuant to the Amended and Restated Agreement, Invesco Distributors provides certain distribution services to the Funds and the Other Funds. The Trust shall pay the Invesco Distributors fees for such services as may be agreed upon from time to time during the term of the Amended and Restated Agreement, as well as reimbursement of certain expenses. The Amended and Restated Agreement is dated May 18, 2020 and shall continue until one year from such date, and thereafter shall continue automatically for successive annual periods. The Amended and Restated Agreement is terminable, with respect to each Fund and each individual Other Fund, without penalty on sixty days’ written notice by Invesco Capital Management LLC or by Invesco Distributors. The Amended and Restated Agreement will automatically terminate in the event of its assignment. The foregoing description of the material terms of the Amended and Restated Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)
On May 18, 2020, the Board of Managers of Invesco Capital Management LLC appointed Ms. Anna Paglia to serve as Chief Executive Officer of the Trust, the Funds, and the Other Funds, effective as of the close of business on June 12, 2020 (the “Effective Date”). Ms. Paglia will replace Mr. Daniel Draper, who, as previously disclosed, gave notice of his resignation as Chief Executive Officer of the Trust, Funds, and Other Funds as of the Effective Date.
Anna Paglia
(46) is Chief Executive Officer of the Managing Owner, and Managing Director and Global Head of ETFs and Indexed Strategies, a position in which she first began serving in June of 2020. Previously, Ms. Paglia was Head of Legal, US ETFs at Invesco, beginning in September 2010. In that role, she was responsible for the registration and listing of exchange-traded funds (ETFs), as well as providing support to the US ETF Board, serving as a global ETF expert/resource and providing day-to-day
support. In addition, she was a team leader for, and provided legal support to, Invesco’s unit investment trusts. Ms. Paglia earned a JD from L.U.I.S.S. Law School in Rome, a law school certificate from Kingston University School of Law in London and a master’s degree from Northwestern University School of Law in Chicago. She is admitted to practice law in Illinois and New York.
Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Distribution Services Agreement by and Among Invesco Distributors, Inc. and the Invesco DB Funds Named Therein.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Invesco DB US Dollar Index Trust

By:	Invesco Capital Management LLC, its Managing Owner

	By:	/s/ Daniel Draper
		Name:	Daniel Draper
		Title:	Principal Executive Officer
		Date:	May 1 9 , 2020

Invesco DB US Dollar Index Bullish Fund, a series of Invesco DB US Dollar Index Trust

By:	Invesco Capital Management LLC, its Managing Owner

	By:	/s/ Daniel Draper
		Name:	Daniel Draper
		Title:	Principal Executive Officer
		Date:	May 1 9 , 2020

Invesco DB US Dollar Index Bearish Fund, a series of Invesco DB US Dollar Index Trust

By:	Invesco Capital Management LLC, its Managing Owner

	By:	/s/ Daniel Draper
		Name:	Daniel Draper
		Title:	Principal Executive Officer
		Date:	May 1 9 , 2020